UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
February 23, 2011

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
     On February 23, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:
     Annual Cash Incentive Plans — Approval of Payout of Cash Bonuses for 2010. The Compensation Committee approved the payout of cash bonuses for 2010 to the Company’s executive officers under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2010 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is set forth in the table below.
     Annual Cash Incentive Plans — Establishment of Criteria for 2011 Bonus. The Compensation Committee established the performance goal under the 2008 Annual Incentive Award Plan for 2011 as earnings before interest, taxes and amortization, excluding the impact of restructurings, cost of revenues charges associated with acquisitions or restructurings, selling, general and administrative charges associated with acquisition transaction costs, gains/losses from the sale of a business or real estate, material asset impairment charges and other unusual or nonrecurring items (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating Income that each of the Company’s executive officers is entitled to receive as a cash bonus for 2011 under the Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year. The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid to executive officers is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).
     The Compensation Committee also established a target cash bonus amount for each of the Company’s executive officers as well as supplemental performance metrics and goals for the Company under the Company’s annual cash incentive program for 2011. The target amount for each of the Company’s executive officers, which is a percentage of base salary (ranging from 45% to 130%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The supplemental performance metrics and goals are based on (a) (70%) financial measures for the Company, comprised of growth in (i) revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (35%) and (b) (30%) non-financial measures of the Company’s executive officers’ contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2011. After giving effect to the weighting of the supplemental performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts for the Company’s officers, including its executive officers.
     Base Salary — Approval of Increases. Effective April 4, 2011, the Compensation Committee increased the annual base salary of the Company’s executive officers. The annual base salary approved by the Compensation Committee for each of the Company’s named executive officers is set forth in the table below.
     Revised Target Bonus for 2011. The Company’s executive officers have annual target cash bonus amounts, expressed as a percentage of their annual base salaries. The percentages for certain executive officers were adjusted by the Compensation Committee. The revised target bonus percentages approved by the Compensation Committee for the Company’s named executive officers are set forth in the table below.

		2011 Salary	2011 Target Bonus
Name	2010 Cash Bonus	(Effective April 4, 2011)	(% of Base Salary)
Marc N. Casper President and Chief Executive Officer	$1,610,000	$1,000,000	130%
Peter M. Wilver Senior Vice President, Chief Financial Officer	$646,800	$625,000	85%
Gregory J. Herrema Senior Vice President	$468,750	$575,000	85%
Alan J. Malus Senior Vice President	$641,250	$650,000	85%
Edward A. Pesicka Senior Vice President	$510,000	$575,000	85%
     Stock Options — Approval of Grant for February 23, 2011. The Compensation Committee granted stock options to Messrs. Casper, Wilver, Herrema, Malus and Pesicka, under the Company’s 2008 Stock Incentive Plan. The stock option grants are evidenced by the Company’s form of Stock Option Agreement for officers (other than Mr. Casper), a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. Mr. Casper’s stock option grant is evidenced by the Stock Option Agreement between the Company and Marc Casper, dated February 23, 2011, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2. The options (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date. The stock option grants approved by the Compensation Committee for the named executive officers are set forth in the table below.

     Restricted Stock Units — Approval of Grants for February 23, 2011. The Compensation Committee granted time-based restricted stock units to Messrs. Wilver, Herrema, Malus and Pesicka, under the Company’s 2008 Stock Incentive Plan. The restricted stock unit grants are evidenced by the Company’s form of Restricted Stock Unit Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.3. The restricted stock units vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock unit grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
     The restricted stock unit grants approved by the Compensation Committee for the Company’s named executive officers are set forth in the table below.

	Securities Underlying	Securities Underlying
Name	February 23, 2011 Stock Option Grant	February 23, 2011 Restricted Stock Unit Grant
Marc N. Casper President and Chief Executive Officer	185,700	—
Peter M. Wilver Senior Vice President, Chief Financial Officer	68,200	19,400
Gregory J. Herrema Senior Vice President	71,250	20,300
Alan J. Malus Senior Vice President	80,350	23,000
Edward A. Pesicka Senior Vice President	71,250	20,300
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of Thermo Fisher Scientific Inc.’s February 2011 Stock Option Agreement for Officers

10.2	Stock Option Agreement between Thermo Fisher Scientific Inc. and Marc Casper, dated February 23, 2011

10.3	Form of Thermo Fisher Scientific Inc.’s February 2011 Restricted Stock Unit Agreement for Officers

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 24th day of February, 2011.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Thermo Fisher Scientific Inc.’s February 2011 Stock Option Agreement for Officers

10.2	Stock Option Agreement between Thermo Fisher Scientific Inc. and Marc Casper, dated February 23, 2011

10.3	Form of Thermo Fisher Scientific Inc.’s February 2011 Restricted Stock Unit Agreement for Officers